Exhibit 10.10
Asana, Inc.
2020 Equity Incentive Plan

RSU Award Grant Notice

Asana, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Award Agreement including, if you are resident, subject to tax, or work outside the U.S., the general non-US terms and any special terms and conditions for your country, each set out in the attached appendix (the “Appendix” and together, the “Agreement”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:
Vesting Schedule:

Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service except as set forth below.
Vesting Acceleration:    If the Participant’s Continuous Service is terminated due to the Participant’s death or Disability, then one hundred percent (100%) of the remaining unvested shares subject to the RSU Award shall immediately vest on the Participant’s termination date.
    For a new hire grant only, in the event the Participant’s Continuous Service terminates due to a termination by the Company other than for Cause prior to the Cliff Vesting Date (as defined below), the RSU Award shall become vested as to a prorated portion of the underlying shares of Common Stock that would have vested on such Cliff Vesting Date but for the Participant’s prior termination; provided, that, in order to receive such vesting acceleration, the Participant must comply with the Release Condition (as defined below). Pursuant to this provision, the prorated accelerated vesting shall be calculated as follows: (x) the number of underlying shares of Common Stock that would have vested on the Cliff Vesting Date

Exhibit 10.10
multiplied by (y) a fraction, the numerator of which is the number of full months of the Participant’s Continuous Service during the period commencing on the hire date and ending on the Participant’s termination date, and the denominator of which is the number of full months between the hire date and the original Cliff Vesting Date.
    For instance, if the Participant’s Continuous Service terminates due to a termination by the Company other than for Cause, five months after the Participant’s hire date, then, subject to the Participant complying with the Release Condition, vesting will accelerate as to a prorated portion of the underlying shares of Common Stock that would have vested on the Cliff Vesting Date but for the Participant’s prior termination, with such accelerated portion equal to (x) the number of underlying shares of Common Stock that would have vested on the Cliff Vesting Date multiplied by (y) a fraction, the numerator of which is 5 and the denominator of which is 12.
    For purposes of the RSU Award, the “Cliff Vesting Date” means that the first vesting date in the above stated Vesting Schedule for a new hire grant only.
    For purposes of the RSU Award, the “Release Condition” means that the Participant has executed a full and complete general release of all claims that the Participant may have against the Company or its Affiliates pursuant to the Company’s standard form for Participant’s country that will be provided to the Participant; provided, that such release becomes effective and irrevocable no later than the 60th day after the Participant’s termination date.
Vesting Acceleration:    If the Participant’s Continuous Service is terminated due to the Participant’s death or Disability, then one hundred percent (100%) of the remaining unvested shares subject to the RSU Award shall immediately vest on the Participant’s termination date.
Issuance Schedule:    One (1) share of Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Agreement.
Participant
Acknowledgements:    By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

Exhibit 10.10
•You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. A copy of the Plan and the Prospectus can be found in the “company documents” section of your E*TRADE account. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

Exhibit 10.10

THE COMPANY	PARTICIPANT
ASANA, INC.	%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
By:	By:
(Signature)	(Signature)
Name: Eleanor Lacey	Address:
Title: General Counsel and Secretary

Attachments:    RSU Award Agreement (including the Appendix), 2020 Equity Incentive Plan

Exhibit 10.10
Attachment I

Asana, Inc.
2020 Equity Incentive Plan Award Agreement (RSU Award)

As reflected by your RSU Award Grant Notice (“Grant Notice”) Asana, Inc. (the “Company”) has granted you a RSU Award under its 2020 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Award Agreement for your RSU Award including, if you are resident, subject to tax, or engaged outside the U.S., the general non-US terms and any special terms and conditions for your country, each set out in the attached appendix (the “Appendix” and together, the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your RSU Award are as follows:
1.Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;
(b)Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and
(c)Section 8(c) of the Plan regarding the tax consequences of your RSU Award.
Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Grant of the RSU Award. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.
3.Dividends. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

Exhibit 10.10
4.Withholding Obligations. As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax and/or social security withholding obligations, if any, which arise in connection with your RSU Award (the “Withholding Taxes”) in accordance with the withholding procedures established by the Company. Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the RSU Award. In the event the obligation of the Company or its Affiliate with respect to Withholding Taxes
(a “Withholding Obligation”) arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Taxes was greater than the amount withheld by the Company and/or its Affiliate (as applicable), you agree to indemnify and hold the Company and/or its Affiliate (as applicable) harmless from any failure by the Company to withhold the proper amount.
5.Date of Issuance.
(a)The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you, in accordance with the Issuance Schedule on the Grant Notice, one (1) share of Common Stock for each vested Restricted Stock Unit. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and
(ii)either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable

Exhibit 10.10
year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
6.Transferability. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution
7.Corporate Transaction. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.No Liability for Taxes. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
9.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
11.Choice of Law. The interpretation, performance and enforcement of this RSU Award Agreement shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.
12.Appendix. Notwithstanding any provisions in this RSU Award Agreement, if you are resident, subject to tax, or work outside the U.S., your RSU Award shall be subject to the general non-US terms and the special terms and conditions for your country set forth in the Appendix attached hereto. Moreover, if you relocate outside the U.S. and/or to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this RSU Award Agreement.
13.Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the tax consequences please see the Prospectus.

Exhibit 10.10
APPENDIX

This Appendix includes general terms and conditions that govern the RSU Award granted to you under the Plan if you are resident, subject to tax, or work outside the U.S. and specific terms and conditions that apply if you are resident, subject to tax or work in any country listed herein.
The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your employer shall include any entity that engages your services.

GENERAL NON-U.S. TERMS
1.Tax. All references in the RSU Award Agreement to tax shall, to the extent applicable, include social security.
2.Date of Issuance. Section 5 of the RSU Award Agreement (Date of Issuance) is deleted and replaced with the following:
(a)If you are subject to tax in the U.S., the issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the

Exhibit 10.10
Company’s Common Stock in the open public market, but (if you are subject to tax in the U.S.) in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
3.Transferability. Notwithstanding Section 6 of the RSU Award Agreement, your RSU Award is not transferable, except to your personal representative on your death.
4.Award not a Service Contract. By accepting your RSU Award, you acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;
(b)the grant of your RSU Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards (whether on the same or different terms), or benefits in lieu of awards, even if awards have been granted in the past;
(c)your RSU Award and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(d)the future value of the shares of Common Stock underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;
(e)neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your RSU Award or of any amounts due to you pursuant to the vesting of your RSU Award or the subsequent sale of any shares of Common Stock received;
(f)no claim or entitlement to compensation or damages shall arise from forfeiture of this RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this RSU Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.
5.Data Privacy.
(a)You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and

Exhibit 10.10
among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of your RSU Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.
(b)For the purposes of operating the Plan in the European Union, Switzerland, and the United Kingdom, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.
6.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
7.Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement, or any other document related to this RSU Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
8.Foreign Asset/Account, Exchange Control and Tax Reporting. You
may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country.

Exhibit 10.10
You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.
9.At-Will Employment. In Section 9(e) of the Plan, references to “at will” employment are deleted.

Exhibit 10.10
COUNTRY SPECIFIC TERMS
AUSTRALIA
Breach of Law. Notwithstanding anything else in the Plan or the RSU Award Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Securities Law Information. The grant of the RSU Award is made without disclosure under the Corporations Act in reliance on case by case relief provided to the Company under an instrument issued by the Australian Securities and Investments Commission (“ASIC Instrument”).
Advice. Any advice given to you by the Company, or a representative of the Company, in relation to the RSU Award should not be considered as investment advice and does not take into account your objectives, financial situation, or needs.
Australian law normally requires persons who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is material for investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee incentive scheme and in reliance on the ASIC Instrument. As a result, you may not be given all of the information normally expected when receiving an offer of financial products in Australia. You will also have fewer other legal protections for this investment.
You should consider obtaining your own financial product advice from a person who is licenced by the Australian Securities and Investments Commission (“ASIC”) to give such advice before accepting the RSU Award.
Risks. There are risks associated with the Company and a number of general risks associated with an investment in the Restricted Stock Units and the underlying shares of the Company’s Common Stock. These risks may individually or in combination materially and adversely affect the future operating and financial performance of the Company and, accordingly, the value of shares of the Company’s Common Stock. There can be no guarantee that the Company will achieve its stated objectives. Before agreeing to participate in the Plan, you should be satisfied that you have a sufficient understanding of the risks involved in making an investment in the Company and whether it is a suitable investment, having regard to your objectives, financial situation, and needs.
The RSU Award will only vest on the satisfaction of the conditions (if any) set out in the enclosed Grant Notice and the issue of the RSU Award to you is subject to the terms of the enclosed RSU Award Agreement and Plan. There is a chance that any conditions attaching to the RSU Award may never be fulfilled and that the RSU Award will not vest.
Further risks and rights with respect to holding an RSU Award are set out in the enclosed RSU Award Agreement and Plan.

Exhibit 10.10
Stock price and currency information. Shares of the Company’s Common Stock are quoted on the NYSE and are valued in U.S. dollars – see https://www.nyse.com/listings_directory/stock. The equivalent stock price in Australian dollars can be calculated by taking the NYSE market price in
U.S. dollars and applying the prevailing U.S.$ / A$ exchange rate to the market price. Alternatively, if necessary, the Company will provide you with the market price of the Company’s shares on the NYSE (in Australian dollars) upon written request to the Company. Such information will be provided to you as soon as practicable following the request.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. You understand that the Australian bank assisting with the transaction may file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report. You should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in Australia.
Tax Information. This Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).
    Data Privacy.    Section 5 of this Appendix (Data Privacy) is deleted and replaced with the following:
You explicitly and unambiguously consent to the collection, holding, use and disclosure, in electronic or other form, of your personal information (as that term is defined in the Privacy Act 1988 (Cth)) as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, email address and other contact details, date of birth, tax file number (or other identification number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). The collection of this information may be required for compliance with various legislation, including the Corporations Act 2001 (Cth) and applicable taxation legislation. You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Australia or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protection of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to collect, hold, use and disclose the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party (that may or may not be located in Australia or elsewhere) with whom you may elect to deposit any shares of the Common Stock acquired upon the vesting of the RSU Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan or for the period required by law, whichever is the longer. You may, at any time, refuse or withdraw the consents herein, in any case without cost,

Exhibit 10.10
by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. You acknowledge that further information on how your employer, the Company and its Affiliates collect, hold, use and disclose Data and personal information (and how you can access, correct or complain about the handling of that Data or personal information by your employer, the Company and its Affiliates) can be found at Asanapedia in the privacy policies of your employer, the Company and its Affiliates or the manager of the Plan (as applicable).

Canada
Data Privacy. The following provision supplements Section 12 (Data Privacy) of this Appendix:
You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any Affiliates and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize the Company and any Affiliates to record such information and to keep such information in your employee file.
Language Consent. The parties acknowledge that it is their express wish that the RSU Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que cette Annexe, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Continuous Service. Notwithstanding anything else in the Plan or the RSU Award Agreement, your Continuous Service will be deemed to end on the date when you cease to be actively providing services to the Company or an Affiliate, regardless of whether the cessation of your employment was lawful, and shall not include any period of statutory, contractual, common law, civil law or other reasonable notice of termination of employment or any period of salary continuance or deemed employment. As a result, if you receive notice of termination for a reason other than Cause, and the Company or its Affiliate does not require you to continue to attend at work and elects to provide you with a payment in lieu of notice, your Continuous Service will end on the date you receive such notice, as opposed any later date when severance payments to you cease.
Employment Matters. The definition of “Cause” is modified such that the following supplements the existing definition in the Plan:
“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (iv) such Participant’s gross misconduct; or (v) any other serious act or omission

Exhibit 10.10
that amounts to just cause at law. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
No Fractions. No fractional shares of Common Stock shall be issued under the RSU Award Agreement and no cash amount shall be payable in respect thereof.
Voluntary Participation. Your participation in the Plan is voluntary, and you acknowledge and agree that you have not been induced to enter into the RSU Award Agreement or acquire any RSU Award or shares of Common Stock by expectation of employment, engagement or appointment or continued employment, engagement or appointment.
Securities Law Information.
The definition of “Affiliate” is modified such that the following supplements the existing definition in the Plan:
“For purposes of issuances of securities under the Plan to Directors, Employees and Consultants in Canada, an Affiliate means a person (which includes a corporation) that controls the Company or is controlled by the Company or is controlled by the same person that controls the Company. For this purpose, a person (first person) is considered to control a person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of ownership of or direction over voting securities in the second person (over 50%); or a written agreement or indenture.”
The definition of “Consultant” is modified such that the following supplements the existing definition in the Plan:
“For purposes of issuances of securities under the Plan to Consultants in Canada, a Consultant means a person, other than an employee, executive officer or director of the Company or an Affiliate that (a) is engaged to provide services to the Company or an Affiliate, other than services provided in relation to a distribution; (b) provides the services under a written contract with the Company or an Affiliate; and (c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate and includes (d) for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and (e) for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate.”
You understand that you are permitted to sell the shares of Common Stock acquired pursuant to any RSU Awards, provided that the Company is a “foreign issuer” that is not a public company in any jurisdiction of Canada and the sale of the shares of Common Stock acquired pursuant to the Plan takes

Exhibit 10.10
place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, in addition to not being a reporting issuer in any jurisdiction of Canada, a “foreign issuer” is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any designated broker is appointed under the Plan, you shall sell such securities through the designated broker.
Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is your responsibility to comply with these reporting obligations, and you should consult with your own personal tax advisor in this regard.
Withholding Obligations. Section 4 of the RSU Award Agreement is deleted and replaced with the following:
On or before the time you receive a distribution of the shares of Common Stock underlying your Restricted Stock Units (or their cash equivalent), and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate arrangements satisfactory to the Company or adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding and source deduction obligations of the Company or any Affiliate that arise in connection with your RSU Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may satisfy all or any portion of the Withholding Taxes obligation relating to your RSU Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment, if applicable, with a broker-dealer (subject to your written consent) whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the broker-dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company or its Affiliates; or (iv) permitting you (subject to your written consent) to surrender Restricted Stock Units to the Company for a cash payment which shall be used to satisfy the Withholding Taxes, whereby the number of Restricted Stock Units that may be surrendered for a cash payment shall be equal to the Withholding Taxes divided by a Fair Market Value (measured as of the date shares of Common Stock are otherwise issuable to you pursuant to Section 5). However, the Company does not guarantee that you will be able to satisfy the Withholding Taxes through any of the methods described in the preceding provisions and in all circumstances you remain responsible for timely and fully satisfying the Withholding Taxes.
Dividends. Section 3 of the RSU Award Agreement is deleted and replaced with the following:
You may become entitled to be granted additional Restricted Stock Units equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock in respect of the Restricted Stock Units covered by your RSU Award. In such event, you will automatically be granted additional Restricted Stock Units subject to the RSU Award (the “Dividend Units”), and such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of

Exhibit 10.10
shares, as apply to the Restricted Stock Units subject to the RSU Award with respect to which the Dividend Units relate.
Date of Issuance. Section 5(a) of the RSU Award Agreement is deleted and replaced with the following:
The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests and the Board determines to settle your vested Restricted Stock Units with Common Stock, the Company shall issue to you, in accordance with the Issuance Schedule on the Grant Notice, one (1) share of Common Stock for each vested Restricted Stock Unit. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

France

Language Consent. The parties to the RSU Award Agreement acknowledge that it is their express wish that the RSU Award Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.
Foreign Asset/Account Reporting Information. If you are a French resident and maintain a foreign bank account, you must report such account to the French tax authorities when filing your annual tax return. Failure to comply with this requirement could trigger significant penalties and you should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in France.
Exchange Control Information. Cross-border payments towards or from another EU member in excess of €10,000 must be reported to the French Custom Authorities. However, this reporting obligation does not apply to wire transfers made via banks or financial institutions. So, given that the Plan is established by a US company and that, in any case, all money transfers will be made through banks or financial institutions, this reporting obligation should not apply here.
Germany

Securities Disclaimer. The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that you make or receive a payment

Exhibit 10.10
in excess of this amount, you are required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
Tax Reporting. You must report and pay any capital gains tax liability that arises in connection with the sale of shares acquired under the Plan. In general the statutory deadline of filing annual income tax returns for taxpayers is 31 July of the calendar year following the respective fiscal year. Payment periods of due tax amounts are determined in view of the competent tax office. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Germany.

Iceland

Exchange Control Information. You should consult with your personal advisor to ensure compliance with the applicable exchange control regulations in Iceland as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Iceland.
Tax withholding. Upon the issuance of shares of Common Stock to you in settling RSUs the market value of such common stock is subject to withholding at the tax rate applicable to wages at the time of issuance. The withholding amount will be subtracted from your net wage payment following issuance. If such net wage payment does not suffice for payment of the withholding amount you are required to provide the company with enough funds as needed for the withholding amount.

Ireland

Director Notification Obligation. Directors, shadow directors and secretaries of the Company’s Irish Affiliates whose interest in the Company represents more than 1% of the Company’s voting share capital are subject to certain notification requirements under Part 5, Chapter 5 of the Companies Act 2014. Directors, shadow directors and secretaries must notify the Irish Affiliates in writing of their interest in the Company (e.g., RSUs, shares of Common Stock, etc.) and the number and class of shares or rights to which the interest relates within five days of the acquisition or disposal of shares or within five days of becoming aware of the event giving rise to the notification. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
Data Privacy. Section 5 (Data Privacy) of this Appendix is deleted and replaced with the following:
This section is intended to provide information about the collection and processing of your personal data by the Company.
(a) Data Collection and Usage. The Company collect, process and use certain personal information about you, including, but not limited to, your name, home address, telephone

Exhibit 10.10
number, email address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company and details of all options or any other entitlement to shares of Common Stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”), for purposes of implementing, administering and managing the Plan and for compliance with the Company’s legal obligations. The Company is the controller of such Data. The legal basis, where required, for the processing of Data is that the processing is contractually necessary for the performance of the Plan. The Company will share Data with third parties, including brokers or any other third party with whom you elect to deposit any shares of Common Stock acquired upon the exercise of your choice under the Plan, law firms, accountants and information technology service providers, for purposes of implementing, administering and managing the Plan. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). The Company is based in the United States, which means the recipients of Data may be located in the United States or elsewhere. Participants acknowledge and understand that Data will be transferred, processed and stored in the United States, as it is necessary for the performance of the Plan. Where required for purposes of implementing, administering and managing the Plan, the Company may transfer data elsewhere and on the basis of standard contractual clauses. For more information or to obtain a copy of the standard contractual clauses, you can contact the Stock Plan Administrator. The Company will hold and use Data for as long as is necessary to implement, administer and manage your participation in the Plan; as required to comply with legal or regulatory obligations, including under tax, exchange control, labour and securities laws; and as otherwise necessary in connection with legal rights, claims or proceedings. This period may extend beyond the period of your employment with the Company. When the Company no longer needs Data for any of the above purposes, it will cease processing it in this context and remove it from all of its systems used for such purposes to the fullest extent practicable. The Participants may have a number of rights under Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (“GDPR”) and applicable Irish data protection legislation. Such rights include the right to (i) request access to Data the Company processes, (ii) request rectification of inaccurate Data, (iii) request the deletion of Data, (iv) request the restriction of processing of Data, (v) request the portability of Data, and (vi) lodge a complaint with the Irish Data Protection Commission or any competent supervisory authority. To receive clarification regarding these rights or to exercise these rights, you can contact the Stock Plan Administrator.
For the purposes of operating the Plan in Ireland, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.
Japan

Securities Disclosure. The Common Stock have not been registered under the Financial Instruments and Exchange Act of Japan (kinyuu shouhin torihiki hou) (Law No. 25 of 1948, as amended) (the “FIEA”). The shares of Common Stock may not be offered or sold in Japan or to, or for

Exhibit 10.10
the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term “resident of Japan” means any natural person having his place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.
Foreign Asset / Account Reporting. If you hold assets outside of Japan (e.g., shares of Common Stock acquired under the Plan) with a value exceeding ¥50,000,000 (as of December 31 each year), you are required to comply with annual tax reporting obligations with respect to such assets. Such report will be due by March 15 each year. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Japan.

Poland
Exchange Control Information. Polish residents holding foreign securities which are not connected with their business (including shares of Common Stock) must report information to the National Bank of Poland on transactions and balances of the securities deposited in such accounts if the value of such transactions or balances (calculated individually or together with other assets or liabilities held abroad) exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis. You should consult with your personal legal advisor to determine whether you will be required to submit reports to the National Bank of Poland.
Polish entrepreneurs are also required to transfer funds through a bank account or payment institution in Poland if: (i) the payment is connected with their business, and (ii) the transferred amount in any single transaction exceeds PLN 15,000, and (iii) the other party to the transaction is also an entrepreneur. Further, upon the request of a Polish bank, Polish residents are required to inform the bank about all foreign exchange transactions performed through such bank. In addition, Polish residents are required to store documents connected with any foreign exchange transaction for a period of 5 years from the end of the year in which such transaction was made. Penalties may apply for failure to comply with exchange control requirements. You understand that you are required to store all documents connected with any foreign exchange transactions you engage in for a period of five years, as measured from the end of the year in which such transaction occurred.
Securities Law Information. The RSU Award does not constitute an "offer of securities to the public” in Poland and therefore it is not subject to securities registration in Poland. No document or material related to the Plan has been or will be filed with, approved or supervised by any Polish regulatory authority. No such document or material may be made publicly available in Poland.
Employment Matters. The definition of “Cause” is modified such that the following supplements the existing definition in the Plan:
“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company (or the Affiliate) defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant commits a crime while bound by the employment contract, which prevents further employment of the Participant in the occupied position, if the

Exhibit 10.10
crime is obvious or has been declared by a court in a final and unappealable judgment(ii) such Participant’s gross violation of basic employee duties; (iii) such Participant’s unauthorized use or disclosure of the Company’s (or the Affiliate’s) confidential information or trade secrets; (iv) such Participant is absent from work for three months while on detention awaiting trial, or (v) any other serious act or omission that amounts to just cause at law. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
Tax Matters. The detailed tax matters are described in the Plan prospectus.

Singapore
Restriction on Sale of Shares. Shares of Common Stock acquired under the Plan prior to the six (6) month anniversary of the date of grant may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made (i) more than six months after the date of grant; or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289) of Singapore (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
Securities Law Information. The Award is being granted to you pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4)of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Obligation. You acknowledge that if you are the Chief Executive Officer (“CEO”) or a director, as defined under the Companies Act (Chapter 50) of Singapore (“Singapore Companies Act”) of a Singapore Subsidiary, you are subject to certain disclosure requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing of any interest in shares, debentures, rights or options (e.g., Awards or shares of Common Stock) in the Singapore Subsidiary and/or its “related corporation” as defined under the Singapore Companies Act, within two business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a CEO or a director.
Personal Data. Section 5(a) (Data Privacy) of this Appendix is deleted and replaced with the following:
“You explicitly and unambiguously acknowledge and consent to the collection, use, disclosure and transfer, in electronic or other form, of your Personal Data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located

Exhibit 10.10
in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (No. 26 of 2012) (“PDPA”). You may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of your RSU Award. You understand that Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that the purposes for which your Personal Data will be collected or held may continue to apply even in situations where your employment with your employer has been terminated or altered. You may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.”

South Korea
Data Privacy. The following provision supplements Section 5 (Data Privacy) of the General Non-
U.S. Terms of the RSU Award Agreement:
Under the Personal Information Protection Act (“PIPA”), the Company must obtain written consent from you in a prescribed manner in order to process (i.e., collect, use, and transfer to third parties) your personal information.
Foreign Asset / Account Reporting. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding shares of Common Stock, etc.) to the Korean tax authority and file a report with respect to such accounts where the aggregate balance of accounts held in an offshore financial institution on any end date of each month during a calendar year exceeds KRW 0.5 billion (or an equivalent amount in foreign currency). You should consult your personal tax advisor regarding reporting requirements in Korea.
Dividends. The term “cash dividend” and “stock dividend” under Section 3 of the Agreement shall include any “dividend equivalents.” Accordingly, you will not receive any benefit or adjustment to your RSU Award with respect to any dividend equivalents.
Withholding Obligations. The terms “Withholding Taxes” and “tax liabilities” (as used in Section 8 of the Agreement) shall include applicable social security in Korea.

Exhibit 10.10
Language Acknowledgement. You confirm that you have read and understood the documents relating to the Plan, including the RSU Award Agreement, with all terms and conditions included therein, which were provided in the English language only. You confirm that you have sufficient language capabilities to understand these terms and conditions in full.
언어. 귀하는 RSU 부여 계약을 포함하여 Plan에 관계된 영문자료 내 포함된 제반 조건들 읽고 이해하였다는 점에 대해 확인합니다. 귀사는 귀사가 해당 조건들에 대해 완전히 이해할 언어능력을 갖추었다는 점에 대해서도 확인합니다.
Cause. “Cause” shall include, but not be limited to, all reasons entitling to a summary dismissal pursuant to Articles 23 and 24 of the Labor Standard Act, without limiting the definition of Cause as outlined in the Plan.
No Right against Employer. You expressly acknowledge that you shall not have any right or claim under the Plan, the RSU Award, the Grant Notice and this RSU Award Agreement against the Affiliate under which you are employed.
Wage. You expressly agree that any RSU Awards will not constitute wage under Korean laws.
Term “Company”. The term “Company” as used in Section 8(b) and 8(c) of the Plan shall include the Company as well as its Affiliates.

Spain
No Entitlement for Claims or Compensation. The following provision supplements Section 4 of the General Non-U.S. Terms in this Appendix to the RSU Award Agreement that clarify that the grant, vesting, or settlement of your RSU Award does not give you a right to continued service/employment:
By accepting the grant of the RSU Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make grants of RSU Awards under the Plan to individuals who may be Employees, Directors and Consultants throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSU Awards will not economically or otherwise bind the Company or any Affiliate, including your employer, on an ongoing basis, other than as expressly set forth in the RSU Award Agreement. Consequently, you understand that the grant of RSU Awards is made on the assumption and condition that the RSU Awards shall not become part of any employment contract (whether with the Company or any Affiliate, including your employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the RSU Awards , which are gratuitous and discretionary, since the future value of the RSU Awards and the underlying shares of Common Stock is unknown and unpredictable.
You understand and agree that, as a condition of the grant of the RSU Awards , your termination of Continuous Service for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any RSU Awards that may have been granted

Exhibit 10.10
to you and that were not fully vested on the date of termination of your Continuous Service. In particular, you understand and agree that, unless otherwise expressly provided for by the Company at the Date of Grant, the RSU Awards will be cancelled without entitlement to the shares or to any amount as indemnification if you terminate employment by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
You also understand that this grant of a RSU Award would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant, the RSU Award and any right to the underlying shares of Common Stock shall be null and void.
Securities Law Information. The Restricted Stock Units described in the RSU Award Agreement and this Appendix do not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The RSU Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Foreign Assets Reporting. You may be subject to certain tax reporting requirements with respect to assets or rights that you hold outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested awards (e.g., Restricted Stock Units, etc.) are not considered assets or rights for purposes of this reporting requirement.
If applicable, you must report the assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if (a) the value of previously-reported rights or assets increases by more than
€20,000 as of each subsequent December 31, or (b) upon disposition of the previously-reported rights or assets. You are encouraged to consult with your personal advisor to determine any obligations in this respect.
Share Reporting Requirement. You must declare the acquisition, ownership and disposition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6. Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or shares of Common Stock acquired or disposed of during the prior year; however, if the value of the shares of Common Stock acquired or the amount of the sale proceeds exceeds the threshold in force from time to time (or you hold 10% or more of the share capital of the Company or other such amount that would entitle you to join the Board), the

Exhibit 10.10
declaration must be filed within one month of the acquisition or disposition, as applicable. You should consult with your personal advisor to determine your obligations in this respect.
Foreign Assets and Transaction Reporting. You may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., shares of Common Stock) and any transactions with non-Spanish residents (including any payments of cash or shares made to you by the Company or a U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all of your foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. You will generally only be required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with value of your foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, you acknowledge that more frequent reporting will be required.

Sweden
Cash settlement. Notwithstanding any provision of the Plan or the RSU Award Agreement, the RSU Awards may not be settled in cash.
Exchange Control. You understand and agree that foreign and local banks, financial institutions (including brokers) and others engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount, to Swedish authorities (e.g. the Swedish Tax Agency). This requirement may apply even if you have a brokerage account with a foreign broker.
Tax withholding. Upon vesting and settlement of the RSU Awards the benefit, i.e. the fair market value of restricted stock unit awards at the time of vesting and settlement minus the total price paid for the restricted stock unit awards, is taxed as employment income at progressive rates, depending on your yearly income and municipal residency. Your employer will take the benefit into account for withholding tax purposes.
The taxable benefit will be added to your salary and other benefits the relevant month in order to determine what amount the employer should withhold. There is only an obligation to withhold tax from cash salary paid to you the relevant month. Should the cash salary not be enough to cover the tax on the benefit, you will be responsible to pay any additional tax to the Swedish Tax Agency.
Switzerland

Sole Contact and Contractual Partner Information. You acknowledge that the RSU Award, the Grant Notice, this RSU Award Agreement, the Appendix and your participation in the Plan does not create any claims against the Affiliate employing you, either directly or indirectly. To be clear: Your sole contract and sole contractual partner regarding the Plan and the granted RSU Award is the Company and the granted RSU Award does not form part of your contractual compensation.

Exhibit 10.10
Continuous Service. Notwithstanding anything else in the Plan or the RSU Award Agreement, the Continuous Service will be deemed to end on the date when a termination notice is issued, regardless of whether the cessation of the employment was lawful, and shall not include any period notice of termination of employment or any period of salary continuance or deemed employment. As a result, if you receive notice of termination your Continuous Service will end on the date you receive such notice from the Affiliate employing you.
Securities Law Information. The Award is not intended to be publicly offered in or from Switzerland. Because it is considered a private offering, it is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the RSU Award and/or the underlying shares in Common Stock (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an awardholder; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
Grant of the Award. The RSU Award granted to you is a voluntary gratuity (Gratifikation; gratification) within the meaning of Article 322d Swiss Code of Obligations (CO) as determined at the Company's sole discretion which you have no entitlement to and which does not constitute an entitlement for a grant of further RSU Awards or other equities in the future.
Vesting. You acknowledge and confirm that the RSU Award grant is fully discretionary and that before the Restricted Stuck Unit has vested you shall not have any right in regard to such RSU Award.
Disability. For the avoidance of any doubt, “Disability” shall include, but not be limited to, any permanent disability as per the social security laws of Switzerland.
Social Security and Tax: You herewith directly authorize the Affiliate employing you to make all (if any) applicable social security, insurance and tax deductions resulting from the grant and/or vesting of the RSU Award or the sale of shares from any compensation owed to you by the Affiliate employing you, subject to any statutory limitations. If your compensation shall not be sufficient to cover such social security, insurance and tax liabilities, you will indemnify the Affiliate employing you upon first demand.
Cause. “Cause” shall include, but not be limited to, all reasons entitling to a summary dismissal pursuant to article 337 of the Swiss Code of Obligations (CO) and all justified reasons pursuant to article 340c para. 2 CO, without limiting the definition of Cause as outlined in the Plan. You expressly acknowledge that the definition of Cause as per the Plan shall include any crime or felony under Swiss laws and any breaches against your duties and in respect of the Affiliate employing you or the Affiliate to which you have been assigned, and not only in respect of the Company.
Language Acknowledgement. You confirm that you have read and understood the documents relating to the Plan, including the RSU Award Agreement, with all terms and conditions included therein, which were provided in the English language only. You confirm that you have sufficient language capabilities to understand these terms and conditions in full.
Sie bestätigen, dass Sie den Plan sowie die dazugehörigen Dokumente, inklusive der Vereinbarung, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer

Exhibit 10.10
Sprache verfasst sind, gelesen und verstanden haben. Sie bestätigen, dass Ihre Sprachkenntnisse genügend sind, um die Bedingungen und Voraussetzungen zu verstehen.
Vous confirmez que vous avez lu et compris les documents relatifs au plan, y compris la convention d'attribution, avec toutes les conditions qui y sont incluses, qui ont été fournies en langue anglaise uniquement. Vous confirmez que vous avez des capacités linguistiques suffisantes pour comprendre ces termes et conditions dans leur intégralité.
Confermate di aver letto e compreso i documenti relativi al Piano, compreso l'Accordo di assegnazione RSU, con tutti i termini e le condizioni ivi inclusi, che sono stati forniti solo in lingua inglese. Confermate di avere capacità linguistiche sufficienti per comprendere appieno questi termini e condizioni.
No Right against Employer. You expressly acknowledge that you shall not have any right or claim under the Plan, the RSU Award, the Grant Notice and this RSU Award Agreement against the Affiliate employing you. You expressly acknowledge and agrees that you only have any right and claim against the Company, i.e. Asana, Inc. as set out under the Plan and the RSU Award Agreement.
Governing Law and Jurisdiction. You expressly acknowledge and agrees to the Choice of Law clause in the Plan and the RSU Award Agreement and accept that Swiss law does not apply and that Swiss courts do not have any jurisdiction in regard to any claims under the Plan and the RSU Award Agreement. You expressly agree to the laws of the State of Delaware (USA) as governing law and herewith agree to the courts in Delaware having exclusive jurisdiction over any matter in regard to the Plan and the RSU Award Agreement.

UK
Award Not a Service Contract. The following supplements Section 4 (Award Not a Service Contract) of this Appendix:
You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your Award, or from the loss or diminution in value of any rights or entitlements in connection with the Plan.
Withholding Obligations. The following supplements Section 4 of the RSU Award Agreement: As a condition of the vesting of your RSU Award, you unconditionally and irrevocably agree:
(i)to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including, to the extent permitted by law, secondary class 1 (employer’s) national insurance contributions for which you are liable and hereby agree to bear); and (3) all

Exhibit 10.10
liability to national insurance contributions for which the Company is liable and which are formally transferred to you, which arises as a consequence of or in connection with your RSU Award (the “UK Tax Liability”); or
(ii)to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and
(iii)if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and
(iv)if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and
(v)to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.
Clawback/Recovery. By executing the RSU Award Agreement, you expressly consent in writing to the application of the right of recoupment to your RSU Award in accordance with the terms of Section 9(i) of the Plan.